UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2011
SONOCO PRODUCTS COMPANY
Commission File No. 0-516

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
     Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company’s annual meeting of shareholders was held on April 20, 2011. The following matters, as described more fully in the Company’s Proxy Statement, were approved by the shareholders at this meeting:
(1)	The following directors were elected:

		VOTES
				Broker Non-
	Term	For	Withheld	Votes
James L. Coker	3 years	70,367,675	520,086	12,248,642
James M. Micali	3 years	64,986,649	5,901,112	12,248,642
Lloyd W. Newton	3 years	70,559,987	327,774	12,248,642
Marc D. Oken	3 years	68,588,676	2,299,085	12,248,642
(2)	Selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011 was ratified. The shareholders voted 79,404,545 for and 3,620,917 against ratification, with 110,940 votes abstaining and no broker non-votes.

(3)	The advisory (non-binding) shareholder resolution on Executive Compensation was approved. The shareholders voted 65,875,742 for and 4,022,525 against the resolution, with 989,493 votes abstaining and 12,248,642 broker non-votes.

(4)	The shareholders approved, on an advisory (non-binding) basis, the holding of an advisory (non-binding) vote on executive compensation on a frequency of every one year. The results of shareholder voting were as follows:

One year frequency	59,477,648
Two year frequency	1,900,833
Three year frequency	8,487,069
Abstentions	1,022,210
Broker non-votes	12,248,642
In accordance with the results of this vote, the Board of Directors determined to implement an annual advisory vote on executive compensation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY
Date: April 25, 2011	By:	/s/ C.J. Hupfer
C.J. Hupfer
SeniorVice President and Chief Financial Officer

3